September 27, 2006


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437


        Re:    Residential Funding Mortgage Securities II, Inc.
               Home Equity Loan-Backed Term Notes, Series 2006-HSA5



Ladies and Gentlemen:

        We have advised Residential Funding Mortgage Securities II, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of the Home Equity Loan-Backed Term Notes, Series 2006-HSA5 (the "Term Notes"). The Term Notes will be issued pursuant to an Indenture, dated as of September 27, 2006, as more particularly described in the prospectus, dated September 25, 2006 (the "Base Prospectus"), and the prospectus supplement, dated September 25, 2006 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-131196) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on January 20, 2006, and declared effective on March 31, 2006 (the "Registration Statement"). Such advice conforms to the description of selected federal income tax consequences to holders of the Term Notes that appears under the heading "Material Federal Income Tax Consequences" in the Base Prospectus and "Material Federal Income Tax Consequences" in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

Residential Funding Mortgage Securities II, Inc.
September 27, 2006
Page 2





        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                     Very truly yours,


                                     /s/Orrick, Herrington & Sutcliffe LLP


                                     ORRICK, HERRINGTON & SUTCLIFFE LLP